Exhibit 99.1

Fifth Street Asset Management Inc. Appoints Michael W. Arthur to Board of Directors

GREENWICH, CT, April 13, 2016 – Fifth Street Asset Management Inc. (NASDAQ:FSAM) (“FSAM”) today announced that effective April 11, 2016, Michael W. Arthur has been appointed to the Board of Directors and will serve on the Audit Committee. Mr. Arthur’s appointment fills the vacancy created by the resignation of Wayne Cooper on April 10, 2016.

“We are pleased to announce the addition of Michael to FSAM’s Board of Directors. With over 25 years of experience across a broad range of industries, we believe that Michael will add a valuable perspective to our Board,” stated FSAM’s Chief Executive Officer, Leonard M. Tannenbaum. “We would also like to thank Wayne Cooper for his guidance and service during his tenure on the FSAM Board.”

Since 1990, Mr. Arthur has headed Michael Arthur & Associates, a consulting and interim management firm specializing in restructurings, business development and strategic, financial, marketing and branding strategies. Mr. Arthur has been involved in the turnaround of troubled companies and the growth of healthy ones across a multitude of industries, including restaurants, consumer goods, financial products and services, manufacturing, marketing and technology. Prior to 1990, Mr. Arthur served as Executive Vice President and Chief Financial Officer for Sizzler Restaurants and Pinkerton Security, Executive Vice President of Marketing for Mattel Toys and various other management roles for D’Arcy, Benton & Bowles Advertising and Proctor and Gamble. He has sat on various Boards during his career including 10 years as an independent member of Einstein Noah Restaurant Group, as well as California Federal Bank and currently Traffic Solutions Corporation. Mr. Arthur received his B.A. degree from Johns Hopkins University and attended the Wharton Graduate School of Business.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over an 18-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform are supported by approximately 65 professionals across locations in Greenwich and Chicago. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

ir-fsam@fifthstreetfinance.com

Media Contact:

James Golden / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449